UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2009
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LSB INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)	73107 (Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On May 8, 2009, Pryor Chemical Company (“Pryor Chemical”), a wholly-owned subsidiary of LSB Industries, Inc. within its chemical business, has entered into a Urea Ammonium Nitrate Purchase and Sale Agreement (“Agreement”) with Koch Nitrogen Company, LLC (“KNC”) dated May 7, 2009.  Under the Agreement, KNC will purchase substantially all of the urea ammonium nitrate (“UAN”) production at the Pryor Chemical facility located at Pryor, Oklahoma (the “Pryor Plant”).

The Agreement provides for a five year term beginning July 1, 2009, with an optional one-year renewal, but may be terminated after August 1, 2010 (a) by KNC upon six months’ notice or (b) by Pryor Chemical upon three months’ notice or if the Pryor Plant is shut down for lack of profitability.  The Agreement may also be terminated by KNC or Pryor Chemical if the Pryor Plant has not produced commercial quantities of UAN by November 30, 2009.

The Agreement provides that, subject to certain conditions, if KNC fails to purchase a minimum quantity of UAN each month during the term, KNC will pay to Pryor Chemical a shortfall payment based upon a daily production of 857 tons of UAN.  No shortfall payment is payable once KNC has purchased at least 300,000 tons of UAN in the applicable annual period.  The aggregate shortfall payment over the term of the Agreement will not exceed $4.5 million.

Under the terms of the Agreement, if Pryor Chemical fails to produce and make available for delivery to KNC at least 60,000 tons of UAN during a particular quarterly period, Pryor Chemical will pay KNC a credit based on the amount of the shortfall.  Pryor Chemical must also pay KNC a make-whole payment if Pryor Chemical fails to deliver UAN that has been committed by KNC for resale, subject to the terms of the Agreement.  KNC has the exclusive right under the Agreement to purchase substantially all of the UAN produced at the Pryor Plant and the limited first right to purchase additional amounts.

Delivery of the UAN will generally be made by railcars leased by Pryor Chemical.  The leased railcars will be managed by KNC pursuant to the terms of a Railcar Management Agreement, dated May 7, 2009 (the “Railcar Agreement”), between Pryor Chemical and KNC.

This description of the Agreement and the Railcar Agreement is qualified in its entirety by reference to the Agreement and the Railcar Agreement, each of which is attached to this report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1
Urea Ammonium Nitrate Purchase and Sale Agreement, dated May 7, 2009, between Pryor Chemical Company and Koch Nitrogen Company, LLC. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR THE PURPOSES OF SUCH REQUEST.

99.2	Railcar Management Agreement, dated May 7, 2009, between Pryor Chemical Company and Koch Nitrogen Company, LLC

99.3	Press Release, issued May 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 13, 2009.
LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and Chief Financial Officer